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                                                                    EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF
                           DSD ACQUISITION CO., INC.

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

          1.   Name.  The name of the corporation is DSD Acquisition Co., Inc.

          2. Address; Registered Agent. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: one hundred (100),all of which shall be shares of Common Stock of the par value of ten dollars ($10.00) each.

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          5.   Name and Address of Incorporator.  The name and mailing
address of the incorporator are: Jay Itzkowitz, 1285 Avenue of the Americas, New York, New York 10019.

          6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

          7. Limitation of Liability. No director of the Corporation's shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          8. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.
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IN WITNESS WHEREOF, this Certificate has been signed on this 10th of November,
1988.




Jay Itzkowitz,
Incorporator
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                   INSTRUMENT OF ORGANIZATION BY INCORPORATOR

                                       of

                           DSD ACQUISITION CO., INC.

             (Under Section 108(c) of the General Corporation Law)

                 I, the undersigned, sole Incorporator of DSD ACQUISITION CO., INC., a Delaware corporation formed under the General Corporation Law of Delaware (the "Corporation"), hereby sign this instrument under Section 108(c) of said General Corporation Law, and by it do hereby take action and certify as follows:

                 1. Confirmation of Incorporation. I confirm that the Certificate of Incorporation of the Corporation, a true copy of which is annexed hereto as Exhibit A, was filed by the Secretary of State of Delaware on November 14, 1988, and was recorded and indexed by the Recorder of the County of Kent on November 16 ,1988, in accordance with Section 103 of the General Corporation Law of Delaware.

                 2. Adoption of By-laws. I hereby adopt the By-laws annexed hereto as Exhibit B as and to be the By-laws of the Corporation.

                 3. Designation of Directors. I hereby designate two (2) to be the total number of directors of the Corporation
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and hereby designate and elect John Kluge and Stuart Subotnick as and to be the directors of the Corporation until the first annual meeting of stockholders of the Corporation.

                 IN WITNESS WHEREOF, I have signed this instrument as of the 14th day of November, 1988.


                                                             ___________________

                                                                   Jay Itzkowitz
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           DSD ACQUISITION CO., INC.

            The undersigned, an Executive Vice-President of DSD Acquisition Co., Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

            First:   The name of the Corporation is DSD Acquisition Co., Inc.

            Second: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 14, 1988.

            Third:   The Certificate of Incorporation of the Corporation is
amended by deleting Article 4 in its entirety and replacing it with the following:

                 "4.      Number of Shares.  The total number of shares of
         stock which the Corporation shall have authority to issue is ten thousand (10,000), all of which shall be shares of Common Stock with a par value of one cent ($.0l) per share."

IN WITNESS WHEREOF, the undersigned affirms the truth of the foregoing statements under penalty of perjury.


                                             DSD ACQUISITION CO.,INC.

                                             By:_________________________
                                                Name:  Stuart Subotnick
                                                Title: Executive Vice President
Dated: December 6, 1988

ATTEST:


By:________________________
Name: Michael S. Kaufman
Title: Assistant Secretary
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                          DSD ACQUISITION CO., INC.

                       Certificate of Amendment of the

                        Certificate of Incorporation

                 The undersigned, the Vice President of DSD Acquisition Co., Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on November 14, 1988.

         SECOND: The Corporation has not yet received any payment for any of its stock.

         THIRD: This Certificate of Amendment has been duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

         FOURTH: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to "Stanadyne Automotive Corp." To reflect such change, Paragraph FIRST of the Certificate of Incorporation is amended in its entirety to read as follows:

"FIRST: The name of the Corporation is Stanadyne Automotive Corp."


IN WITNESS WHEREOF, the undersigned affirms the truth of the foregoing statements under penalty of perjury.

                                                   DSD ACQUISITION CO.,INC.

                                                   By:_________________________
                                                      Name:  Steven Einstein
                                                      Title: Vice President


Dated: January 30, 1989

ATTEST:


By:________________________
Name: Michael S. Kaufman
Title: Assistant Secretary